UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2014

PHILLIPS EDISON – ARC GROCERY CENTER REIT II, INC.

(Exact name of registrant specified in its charter)

Maryland	333-190588	61-1714451
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.

11501 Northlake Drive

Cincinnati, Ohio 45249

(Address of principal executive offices)

Registrant’s telephone number, including area code: (513) 554-1110

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 1, 2014, the conflicts committee of the board of directors of Phillips Edison – ARC Grocery Center REIT II, Inc. (the “Company”) approved the renewal of its advisory agreement (the “Renewed Advisory Agreement”) with American Realty Capital PECO II Advisors, LLC (“ARC”) for a period of 45 days, effective as of November 25, 2014. The Renewed Advisory Agreement will expire on January 9, 2015, but is otherwise identical to the prior one-year advisory agreement. In connection with the Renewed Advisory Agreement, the current sub-advisory agreement between ARC and Phillips Edison NTR II LLC (“PECO”) has been renewed for the same period. The Company entered into the short-term renewal as the parties explore a possible transition of all or additional advisory services from ARC to PECO. The Company does not expect any disruption to its business regardless of whether the parties are able to negotiate a transition of advisory services.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 1, 2014, the Company’s board of directors approved a change of the Company’s name to “Phillips Edison Grocery Center REIT II, Inc.” This name change will be effected upon the filing of Articles of Amendment with the State of Maryland.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILLIPS EDISON – ARC GROCERY CENTER REIT II, INC.

Dated: December 2, 2014	By:	/s/ R. Mark Addy
R. Mark Addy Co-President and Chief Operating Officer